EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Bridgeline Software Reports Record Revenues
For The First Quarter of Fiscal 2008

Woburn, Mass, February 8, 2008  Bridgeline Software, Inc. (NASDAQ: BLSW), a developer of SaaS based web application management software and award-winning web applications, today announced record results for its fiscal quarter ending December 31, 2007.

Highlights from the first quarter of fiscal 2008 results include:

-	Achieved record revenues of $4,203,000 for the quarter ended December 31, 2007 representing an 82% increase over Bridgeline Software’s revenues of $2,309,000 for the same quarter one year earlier.

-
The Company’s customer base as of December 31, 2007 has increased to 334 customers, which is a 161% increase from 128 customers a year ago.  Of the Company’s 334 customers, 258 of them or 77% pay Bridgeline Software a monthly subscription fee or a monthly managed service fee.

-	Net income for the quarter ended December 31, 2007 was $37,000, versus a net loss of $630,000 from the same three month period one year earlier.

-	EBITDA before stock compensation for the quarter ending December 31, 2007 was $314,000, versus an EBITDA loss of $114,000 from the same three month period one year earlier.

-	Balance sheet remains strong with a current ratio of 2.9:1, over $26 million in total assets, and $3.1 million in total liabilities

Thomas Massie, Chairman and Chief Executive Officer of Bridgeline Software commented, “We are very pleased with our first quarter results, and are executing as planned.  Over the past seven months we have expanded into the Atlanta, Chicago, Cleveland, and Minneapolis markets doubling Bridgeline’s revenues.  We have expanded with prudent diligence, continuing to generate positive EBITDA, while maintaining a strong balance sheet.”

Results of Operations for the three-months ended December 31, 2007

Bridgeline Software recorded revenue of $4.2 million in the quarter ended December 31, 2007, an increase of $1.9 million, or 82% compared to the same period of the prior year.  The Company posted operating income for the quarter ended December 31, 2007, of $9,000 compared to an operating loss of $285,000 in same quarter of the prior year.  The Company posted net income for the quarter ended December 31, 2007 of $37,000 or less than one cent ($0.00) per diluted share versus a net loss of $630,000 or ($0.15) per diluted share in the same quarter of the previous year.

Bridgeline Software, Inc.

Condensed Consolidated Statements of Operations
(Dollars in thousands except per share data)

	Three Months Ended
	December 31, 2007	December 31, 2006
Revenue	$4,203	$2,309
Cost of revenue	2,022	1,141
Gross profit	2,181	1,168
Operating expenses:
Sales & marketing	1,067	789
General & administrative	745	461
Research & development	166	155
Depreciation & amortization	194	48
Total operating expenses	2,172	1,453
Income / (loss) from operations	9	(285)
Interest income (expense)	28	(345)
Income / (loss) before income taxes	37	(630)
Income taxes	—	—
Net income / (loss)	$37	$(630)

Net income / (loss) per share:
Basic and diluted	$0.00	$(0.15)

Number of weighted average shares:
Basic and diluted	8,676,408	4,273,833

EBITDA results (Note 1)

Add:
Interest expense	$18	$345
Depreciation and amortization	204	80
Stock-based compensation	55	91

EBITDA before stock compensation and other non-recurring charges	$314	$(114)
EBITDA per share	$0.04	$(0.03)

Note 1:  EBITDA before stock compensation is a Non-GAAP Financial Measurement.  We use earnings before interest, taxes, depreciation and amortization (“EBITDA”) as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). We define EBITDA before stock compensation as net income before interest, taxes, depreciation, amortization and stock-based compensation. We present EBITDA before stock compensation because we consider it an important supplemental measure of our performance by adjusting net income or loss primarily for non-cash and other non-recurring charges. Because the use of EBITDA before stock compensation facilitates comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning and analysis purposes, in assessing acquisition opportunities and in determining how potential external financing sources are likely to evaluate our business. In addition, we believe this measure provides the investor with an accurate measure of our ability to meet our future cash flow requirements.

Bridgeline Software, Inc.

Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2007	September 30, 2007
Assets
Current assets:
Cash and cash equivalents	$4,768	$5,219
Accounts receivables and other current assets	3,891	3,439
Total current assets	8,659	8,658
Other assets	1,400	1,234
Intangible assets, net	1,355	1,441
Goodwill	14,725	14,426
Total assets	$26,139	$25,759

Liabilities and stockholders’ equity
Current liabilities:
Current liabilities and accrued expenses	$2,980	$2,719
Total current liabilities	2,980	2,719
Other liabilities	143	165
Total liabilities	3,123	2,884

Stockholders’ equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock - $.001 par value; 20,000,000 shares authorized, 8,797,117 and 8,648,950 shares issued and outstanding, respectively	9	9
Additional paid-in capital	29,009	28,908
Accumulated other comprehensive income	21	18
Accumulated deficit	(6,023)	(6,060)
Total stockholders’ equity	23,016	22,875
Total liabilities and stockholders’ equity	$26,139	$25,759

About Bridgeline Software, Inc.

Bridgeline Software is a developer of SaaS based web application management software and award-winning web applications that help organizations optimize business processes.  The iAPPS® Framework and Product Suite are innovative SaaS solutions that unify Content Management, Analytics, eCommerce, and eMarketing capabilities – enabling business users to swiftly enhance and optimize the value of their web properties.  Combined with award-winning application development services, Bridgeline Software helps customers cost-effectively accommodate the rapidly changing needs of mission-critical web applications.  Bridgeline Software's teams of developers specialize in web application development, information architecture, usability engineering, SharePoint development, rich media development, and search engine optimization.

Bridgeline Software is headquartered near Boston with additional locations in Atlanta, Chicago, Cleveland, Minneapolis, New York, Washington D.C., and Bangalore India.  We are a recipient of the Inc. 500 award for America’s fastest growing companies and currently have over 550 customers ranging from middle market organizations to divisions of Fortune 1,000 companies.  To learn more about Bridgeline Software, please visit www.bridgelinesw.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including the risks described in our filings with the Securities and Exchange Commission, that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Contact:

Bridgeline Software, Inc.

Gary Cebula
Executive Vice President
Chief Financial Officer
781-497-3002
gcebula@bridgelinesw.com